LAW OFFICES OF
                                ROBINSON WATERS & O'DORISIO


                                             Writers Direct Line:(303) 824-3102
                                  Writer's Internet Address: rnathan@rwolaw.com


                                 August 8, 2002

Riviera Holdings Corporation
2901 Las Vegas Boulevard South
Las Vegas, Nevada 89109


                          Riviera Holdings Corporation
                        11% Senior Secured Notes Due 2010

            Reference is made to the Registration Statement of Form S-4, together with any amendments thereto (the "Registration Statement") filed by Riviera Holdings Corporation (the "Company") and the additional registrants specified in the Registration Statement in connection with the Company's exchange offer relating to its 11% Senior Secured Notes due 2010 in the aggregate principal amount of $215,000,000.

              We hereby consent to the use of our name and to being named as experts with respect to certain matters of Colorado gaming and liquor law and regulations, in the prospectus which is included in the Registration Statement.



                                             ------------------------
                                             Robinson, Waters & O'Dorisio, P.C.










            1099 18th STREET,  SUITE 2600* DENVER,  COLORADO  80202-1926
                   TELEPHONE (303) 297-2600 FAX (303) 297-2750